UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 24, 2006

New Frontier Media, Inc.

(Exact name of registrant as specified in its charter)

Colorado

(State or Other Jurisdiction of Incorporation)

000-23697	84-1084061
(Commission File Number)	(IRS Employer Identification Number)

7007 Winchester Circle, Suite 200, Boulder, Colorado 80301

(Address of Principal Executive Offices)

(303) 444-0900

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On October 24, 2006, Colorado Satellite Broadcasting, Inc., a Colorado corporation and a wholly owned subsidiary of the Registrant (“CSB”), entered into a three-year satellite capacity lease with Transponder Encryption Services Corporation (“TESC”).

The agreement provides for the continuing distribution of all three of the 24-hour per day, 7-day per week video channels currently distributed by TESC to customers of DISH Network. These channels are: TeN, TeNClips and Extasy. Under the terms of the agreement, CSB will receive a contractual share of the revenues received by TESC from DISH Network customers who purchase the right to view any of the three video channels’ programming. The contractual share of the revenues to be received by CSB has been adjusted downward from the rates initially set with this customer in 2000, however they are consistent with the Registrant’s previous estimates, as well as its fiscal year 2007 revenue and earnings guidance.

The foregoing is a summary description of the terms of the agreement and by its nature is incomplete. For further information regarding the terms and conditions of the agreement, reference is made to the complete text of the agreement, which will be filed as an exhibit to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW FRONTIER MEDIA, INC.

Dated: October 25, 2006	By:/s/ Michael Weiner Michael Weiner, CEO